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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 2001, except for Note 2 and Note 12, as to which the date is July 24, 2001, relating to the consolidated financial statements of Vialta, Inc. and its subsidiaries, which appears on the Form 10 of Vialta, Inc. for the year ended December 31, 2000 and the period ended December 31, 1999, originally filed with the Securities and Exchange Commission on May 25, 2001 and amended on June 13, 2001, July 17, 2001, August 6, 2001 and August 8, 2001.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
August 16, 2001